Exhibit 99.1

THE FIRST AMERICAN CORPORATION

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”), dated as of March 31, 2006, is made between The First American Corporation, a California corporation (the “Company”), and Frank V. McMahon (the “Optionee”). Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein that are defined in the Company’s 1996 Stock Option Plan (the “Plan”) shall have the respective meanings given to such terms in the Plan.

W I T N E S S E T H:

1. Grant of Option. The Company hereby also grants to the Optionee, subject to the terms and conditions herein set forth, the right and option (the “Option”) to purchase from the Company all or any part of an aggregate of 300,000 Common shares of the Company, $1.00 par value (the “Option Stock”), at a per share purchase price equal to the closing price of the Company’s Common shares on the New York Stock Exchange on the date hereof (the “Exercise Price”), such Option to be exercisable as hereinafter provided.

2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a) Expiration Date. The Option shall expire as of the close of the New York Stock Exchange on March 31, 2016 (the “Expiration Date”).

(b) Exercise of Option. (i) Subject to the other terms of this Agreement, the Option may be exercised on or after the dates indicated below as to that percentage of the total shares of Option Stock as set forth below opposite each such date, plus any shares of Option Stock as to which any Option could have been exercised previously, but was not so exercised:

Date	Percentage
March 31, 2007	2	0%
March 31, 2008	2	0%
March 31, 2009	2	0%
March 31, 2010	2	0%
March 31, 2011	2	0%

(ii) Notwithstanding the foregoing provisions of this Section 2(b), in the event of a Change in Control or in the event Optionee ceases to be an Employee as a result of his resignation for Good Reason (as defined below) or termination without Cause (as defined below), each Option shall immediately become fully exercisable.

(iii) Any exercise of all or any part of the Option shall be accompanied by written notice to the Company, which notice shall be delivered not less than one (1) business day prior to the proposed exercise date, specifying the number of shares of Option Stock as to which the Option is being exercised. Upon the valid exercise of all or any part of the Option, a certificate (or certificates) for the number of shares of Option Stock with respect to which such Option is exercised shall be issued in the name of the Optionee, subject to the other terms and conditions of this Agreement. Notwithstanding anything to the contrary contained herein, certificates evidencing Option Stock shall bear the following legend and such other legends as may be required by law:

“The Common shares represented by this certificate are subject to the restrictions, terms and conditions set forth in a Stock Option Award Agreement, dated as of March 31, 2006, between The First American Corporation and the registered owner (the “Agreement”). Copies of the Agreement are on file in the offices of the Secretary, The First American Corporation, 1 First American Way, Santa Ana, California 92707.”

(c) Consideration. The Exercise Price upon exercise of the Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Common shares of the Company acquired by the Optionee more than six (6) months prior to such tender having an aggregate Fair Market Value (as defined below) at the time of exercise equal to the total Exercise Price, (iii) by a combination of (i) and (ii); (iv) by a cashless (broker-assisted) exercise that complies with all applicable laws or (v) by any other method approved or accepted by the Committee in its sole discretion.

(d) Exercise Upon Death, Disability or Termination of Employment. The Option shall terminate, and vesting shall cease, if Optionee ceases for any reason to be an Employee, and no shares of Option Stock may thereafter be purchased under the Option except as follows:

(i) If the Optionee ceases to be an Employee due to Retirement, the Option, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such Retirement, may be exercised after such Retirement but may not be exercised after the expiration of the period of ninety (90) days from and after the date of such Retirement, or until expiration of the stated period of the Option, whichever period is shorter.

(ii) If the Optionee ceases to be an Employee by reason of death or Disability, the Option, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such cessation, may be exercised after such cessation but may not be exercised after the expiration of the period of one (1) year from and after the date of such cessation or until the Expiration Date, whichever period is the shorter.

(iii) If the Optionee ceases to be an Employee by reason of his resignation for Good Reason or due to his termination without Cause, the Option may be exercised after such cessation until the Expiration Date.

(iv) If the Optionee ceases to be an Employee for reasons other than termination for Cause or those reasons described in subsections (i), (ii) or (iii) immediately above, the Option, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such cessation, may be exercised after such cessation but may not be exercised after the expiration of the period of five (5) days from and after the date of such cessation, or until the Expiration Date, whichever period is shorter.

If the Optionee ceases to be an Employee due to termination for Cause, the Option, whether or not exercisable in accordance with Section 2(b) hereof as of the date of such termination for Cause, shall be forfeited.

(e) Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and are exercisable, during the lifetime of the Optionee, only by him; provided that the Option may be exercised after the Optionee’s death by the beneficiary most recently named by the Optionee in a written designation thereof filed by the Optionee with the Company.

(f) Withholding Taxes. At the time of receipt of Option Stock upon the exercise of all or any part of the Option, the Optionee shall be required to pay to the Company in cash (or make other arrangements satisfactory to the Company for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Option Stock; provided, however, such tax withholding obligations may be met, in whole or in part, pursuant to procedures, if any, approved by the Committee in its discretion and in accordance with applicable law, by (i) the withholding by the Company of Option Stock otherwise deliverable to the Optionee pursuant to the Option with a Fair Market Value on the date of such exercise equal to such tax liability (provided, however, that the amount of any Option Stock so withheld shall not exceed the amount necessary to satisfy required Federal, state and local tax withholding obligations using the minimum statutory withholding rates that are applicable to supplemental taxable income) and/or (ii) tendering to the Company Common shares of the Company, duly endorsed for transfer to the Company, owned by the Optionee and acquired more than six (6) months prior to such tender with a Fair Market Value on the date of such exercise equal to such tax liability. In no event shall Option Stock be delivered to the Optionee until the Optionee has paid to the Company in cash, or made arrangements satisfactory to the Company regarding the payment of, the amount of any taxes of any kind required by law to be withheld with respect to the Option Stock subject to the Option, and the Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

(g) No Rights as Stockholder. Neither the Optionee nor any other person shall become the beneficial owner of the shares of Option Stock subject to any Option, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until the Optionee has exercised such Option in accordance with the provisions hereof.

(h) No Right to Continued Employment. None of the Plan, the Option nor any terms contained in this Agreement shall confer upon the Optionee any express or implied right to be retained in the service of the Company or any Subsidiary for any period or at all, nor restrict in any way the right of the Company or any Subsidiary, which right is hereby expressly reserved, to terminate his service or employment at any time with or without Cause. The Optionee acknowledges and agrees that any right to exercise the Option is earned only by continuing as an Employee of the Company or a Subsidiary at the will of the Company or any such Subsidiary, or satisfaction of any other applicable terms and conditions contained in this Agreement and not through the act of being hired, being granted the Option or acquiring shares of Option Stock hereunder.

(i) Compliance with Laws and Regulations. The Option and the obligation of the Company to sell and deliver shares of Option Stock hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable, in all respects. Moreover, the Option may be exercised if its exercise, or the receipt of shares of Option Stock pursuant thereto, would be contrary to applicable law. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of shares of Option Stock upon any national securities exchange or quotation system, or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for shares of Option Stock to the Optionee or any other person unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

3. Investment Representation. If at the time of exercise of all or part of any Option the Option Stock to be issued upon such exercise is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and/or there is no current prospectus in effect under the Securities Act with respect to such Option Stock, the Optionee shall execute, prior to the issuance of any shares of Option Stock to the Optionee by the Company, an agreement (in such form as the Committee may specify) in which the Optionee, among other things, represents, warrants and agrees that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee’s own account, for investment only and not with a view to the resale or distribution thereof, that the Optionee has knowledge and experience in financial and business matters, that the Optionee is capable of evaluating the merits and risks of owning any shares of Option Stock purchased or acquired under this Agreement, that the Optionee is a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

4. Certain Other Representations and Covenants of the Optionee. The Optionee hereby acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof. The Optionee hereby represents and acknowledges that he has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to be bound by all of the terms and provisions of this Agreement.

5. Notices. Any notice or other communication required or permitted hereunder shall be in writing, signed and delivered in person or by registered or certified mail or reputable overnight courier, postage prepaid, and, if to the Optionee, addressed to the Optionee at his last known address as set forth in the Company’s payroll records, and, if to the Company, addressed as follows:

The First American Corporation

1 First American Way

Santa Ana, California 92707

Attention: General Counsel.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

7. Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

8. Entire Agreement; Modification. This Agreement constitutes the entire understanding between the Optionee and the Company regarding the Option. Any prior oral or written agreements or understandings concerning the Option are superseded by this Agreement. This Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.

9. Assignment; Successors. This Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of the Optionee, his estate, heirs, executors, legatees, administrators, designated beneficiary and personal representatives.

10. Counterparts. This Agreement has been executed in counterparts, each of which shall constitute one and the same instrument, and may be delivered by facsimile or email.

11. Definitions. For purposes of this Agreement:

“Cause” means willful misconduct of Optionee material to Optionee’s employment, violation by Optionee of laws or regulations material to Optionee’s employment or gross negligence of Optionee in the performance of his duties to the Company;

“Fair Market Value” means, as of a specified date, the closing price of the Company’s Common shares on the New York Stock Exchange on such date; and

“Good Reason” means with respect to Optionee’s resignation as an Employee, either (a) a change, without his prior consent and approval, in the terms of his employment, positions, duties, responsibilities or reporting relationships that is reasonably considered by Optionee to be adverse and material to his employment with the Company or (b) a breach by the Company of a material provision of that certain letter agreement, dated February 21, 2006, between the Company and Optionee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Optionee has executed this Agreement, both as of the day and year first above written.

“The Company”

THE FIRST AMERICAN CORPORATION

By	/s/ Parker S. Kennedy
	Name:	Parker S. Kennedy
	Title:	Chairman and Chief Executive Officer

“The Optionee”

/s/ Frank V. McMahon
Frank V. McMahon